Exhibit (g)(20)

                     FORM OF CUSTODIAN AGREEMENT SUPPLEMENT


               (CU Members' Liquidity Fund of The RBB Fund, Inc.)

         This supplemental agreement is entered into this ___ day of ________, 2003 by and between THE RBB FUND, INC. (the "Fund") and PFPC Trust Company ("PFPC Trust").

         The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and PFPC Trust have entered into a Custodian Agreement, dated as of August 16, 1988 (as from time to time amended and supplemented, the "Custodian Agreement"), pursuant to which PFPC Trust has undertaken to act as custodian for the Fund with respect to the portfolios of the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Custodian Agreement Supplement have the meaning specified in the Custodian Agreement.

         The Fund agrees with the Custodian as follows:

         1. ADOPTION OF CUSTODIAN AGREEMENT. The Custodian Agreement is hereby adopted for CU Members' Liquidity Fund (the "Portfolio").

         2. COMPENSATION. As compensation for the services rendered by the Custodian during the term of the Custodian Agreement, the Fund will pay to the Custodian, with respect to the Portfolio, monthly fees as shall be agreed to from time to time by the Fund and PFPC Trust.

         3. COUNTERPARTS. This Supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have entered into this Supplement, intending to be legally abound hereby, as of the date and year first above written.


         THE RBB FUND, INC.                       PFPC TRUST COMPANY

           By:         ______________________       By:       __________________

           Name:       ______________________       Name:     __________________

           Title:      ______________________       Title:    __________________